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                                                                   Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of iVillage Inc. of our report dated January 31, 2002, except for Note 12 as to which the date is February 22, 2002, relating to the consolidated financial statements and financial statement schedule appearing in iVillage's Annual Report on Form 10-K for the year ended December 31, 2001.

                                                 /s/ PricewaterhouseCoopers LLP

New York, New York
April 1, 2002